Exhibit 2.1

GOVERNANCE AGREEMENT

by and among

PACIFIC DRILLING S.A.

- and -

THE OTHER PARTIES LISTED

ON SCHEDULE I HERETO

Dated as of November 19, 2018

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GOVERNANCE AGREEMENT

This GOVERNANCE AGREEMENT, dated as of November 19, 2018 (this “Agreement”), is entered into by and among Pacific Drilling S.A., a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg having its registered office at 8-10, Avenue de la Gare, L-1610, Luxembourg and registered with the Luxembourg register of commerce and companies under registration number B159658 (including any of its successors by merger, acquisition, reorganization, conversion or otherwise, the “Company”), and the Persons set forth on Schedule I hereto.

WHEREAS, the parties hereto wish to enter into this Agreement to set forth their agreements with respect to certain governance matters concerning the Company.

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. As used in this Agreement:

“Abrams Parties” means, collectively, the following Holders together with their respective Permitted Transferees and Permitted Assignees: Abrams Capital Partners I, L.P.; Abrams Capital Partners II, L.P.; Whitecrest Partners, LP; and Great Hollow International, L.P.

“Acquisition Proposal Matters” has the meaning ascribed to such term in the Articles.

“Additional Share Capital Authorization” has the meaning ascribed to such term in Section 3.2.

“Advisors” has the meaning ascribed to such term in Section 2.2.

“Affiliate” means, with respect to any Person, any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. Notwithstanding the foregoing, (1) except as otherwise specified herein, none of the Avenue Parties, the SVP Parties, the Other Lenders, any Permitted Transferee thereof or the other holders (beneficially or of record) of shares of the Company shall be considered an Affiliate of (i) any portfolio company in which any of the Avenue Parties, the SVP Parties, the Other Lenders, any Permitted Transferee thereof, such other holders or any of their respective alternative investment vehicles have made a debt or equity investment (and vice versa), (ii) any limited partner of, non-managing member of, or other similar direct or indirect

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investor in the Avenue Parties, the SVP Parties, the Other Lenders, any Permitted Transferee thereof or any of their respective alternative investment vehicles, or (iii) any portfolio company in which any such limited partner of, non-managing member of, or other similar direct or indirect investor has made a debt or equity investment (and vice versa), and none of the Persons described in clauses (i) through (iii) of this definition shall be considered an Affiliate of each other (the exclusions in this clause (1), the “Affiliate Exclusion”) and (2) none of the Holders shall be considered an Affiliate of the Company or any of its Subsidiaries, the Avenue Parties, the SVP Parties or the Other Lenders, in the case of the immediately foregoing clauses (1) and (2), solely by reason of the execution and delivery of this Agreement or by virtue of also being a holder of shares of the Company.

“Articles” means the articles of incorporation of the Company, as in effect as of the date hereof, as amended, restated, altered, repealed or amended and restated from time to time.

“Avenue Europe Funds” means, collectively, the following Holders: Avenue-ASRS Europe Opportunities Fund, L.P.; Avenue Europe Special Situations Fund III (U.S.), L.P.; Avenue Europe Special Situations Fund III (Euro), L.P.; and Avenue Europe Opportunities Master Fund, L.P.

“Avenue Parties” means, collectively, the Avenue Europe Funds and the Avenue US Funds together with their respective Permitted Transferees and Permitted Assignees.

“Avenue US Funds” means, collectively, the following Holders: Avenue Energy Opportunities Fund II, L.P.; Avenue PPF Opportunities Fund, L.P.; Avenue Energy Opportunities Fund, L.P.; Avenue Special Opportunities Fund II, L.P.; and Avenue Strategic Opportunities Fund, L.P.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Class B Director” means a Director appointed to Class B pursuant to article 7.1(i) of the Articles.

“Class B Majority” has the meaning ascribed to such term in the Articles.

“Company Confidential Information” means all non-public information, documents and materials regarding or relating to the Company, its Affiliates or any of the foregoing’s respective directors, officers, employees, managers, consultants, representatives, analyses, models, purchases, sales, investments, activities, businesses, affairs or other transactions or matters, in each case, that a Director or Observer (in his or her capacity as such) obtains or receives access to from or on behalf of the Company or any of its Affiliates; provided, however, that “Company Confidential Information” shall not include any information, document or material that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by any Director, Observer, Recipient or Recipient’s Advisor in breach of any duty of confidentiality to the Company, whether hereunder or otherwise or (ii) in the case of a Recipient or Observer Shareholder and its Advisors, was within the possession of such Recipient, Observer

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Shareholder or any of its Advisors from a source other than the Company, any of its Representatives or an Observer (which source was not known by such Recipient, Observer Shareholder or Advisor to be bound by a duty of confidentiality, whether contractual, legal, fiduciary or otherwise, to the Company with respect to such information, document or material) prior to its being furnished to such Recipient, Observer Shareholder or Advisor.

“Competitive Opportunity” has the meaning ascribed to such term in Section 3.4.

“Delegation Resolutions” has the meaning ascribed to such term in Section 2.2.

“Designating Party” has the meaning ascribed to such term in Section 3.5(a).

“Designee” has the meaning ascribed to such term in Section 3.5(a).

“Director” means a director of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fidelity Parties” means, collectively, the following Holders together with their respective Permitted Transferees and Permitted Assignees: Master Trust Bank of Japan Ltd. Re: Fidelity US High Yield; Fidelity Funds SICAV / Fidelity Funds – US High Yield; Fidelity Advisor Series I: Fidelity Advisor High Income Advantage Fund; Fidelity Mt. Vernon Street Trust: Fidelity New Millennium Fund; Fidelity Puritan Trust: Fidelity Puritan Fund; Fidelity American High Yield Fund; Fidelity U.S. All Cap Fund; Fidelity Canadian Balanced Fund; Japan Trustee Services Bank, Ltd. Re: Fidelity Strategic Income Fund (Mother); Fidelity US Multi-Cap Investment Trust; Fidelity Summer Street Trust: Fidelity Global High Income Fund; Fidelity Contrafund: Fidelity Advisors New Insights Fund; Fidelity Concord Street Trust: Fidelity Mid-Cap Stock Fund; and Fidelity Mid-Cap Stock Commingled Pool.

“General Meeting” has the meaning ascribed to such term in the Articles.

“Governmental Authority” means any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity (including any stock exchange), whether domestic or foreign.

“Highbridge Parties” means, collectively, the following Holders together with their respective Permitted Transferees and Permitted Assignees: 1992 MSF International Ltd.; and 1992 Tactical Credit Master Fund, L.P.

“Holder” means any Person party to this Agreement that holds, beneficially or of record, shares of the Company.

“Identified Persons” has the meaning ascribed to such term in Section 3.4.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into

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effect by or under the authority of any Governmental Authority and any order or decision of an applicable arbitrator or arbitration panel.

“Nomination Termination Time” has the meaning ascribed to such term in Section 3.1(a).

“Observer” has the meaning ascribed to such term in Section 3.2.

“Observer Shareholders” means, collectively, the Designee of each Designating Party; provided that, solely for purposes of Section 3.2 and the definition of Original Percentage Threshold, each such Designee shall be deemed to hold, beneficially or of record, and have the power to vote or direct the voting of, all shares of the Company so held by each of such Designee’s Designating Parties; provided, further, that, solely for purposes of this definition, the Designees of the Avenue Europe Funds and Avenue US Funds shall be treated as if a single entity that is the Designee of all the Avenue Parties, such that the identification of the Observer in the case of the Avenue Parties shall be made by the Designees of the Avenue Europe Funds and Avenue US Funds acting jointly.

“Original Percentage Threshold” means, with respect to any Observer Shareholder, the lesser of (a) five percent (5%) of the issued and outstanding shares of the Company or (b) fifty percent (50%) of the shares of the Company such Observer Shareholder together with its Permitted Transferees collectively held, beneficially or of record, and had the power to vote or direct the voting of, at the close of business on the date of this Agreement.

“Other Lenders” means, collectively, the Abrams Parties, Fidelity Parties, Highbridge Parties and Whitebox Parties.

“Ownership Threshold” has the meaning ascribed to such term in Section 3.1(a).

“Permitted Assignee” and “Permitted Assignees” have the respective meanings ascribed to such terms in Section 4.6.

“Permitted Transferee” means, (i) with respect to the Avenue Parties, any of the Avenue Parties, any of their respective Affiliates (it being understood that a Person shall not be deemed to be an Affiliate of any Avenue Party merely by virtue of also being a holder of shares of the Company), any investment fund managed, advised or sub-advised by either Avenue Capital Management II, L.P. or Avenue Europe International Management, L.P., or any successor to the foregoing; (ii) with respect to the SVP Parties, any of the SVP Parties, any of their respective Affiliates (it being understood that a Person shall not be deemed to be an Affiliate of any SVP Party merely by virtue of also being a holder of shares of the Company), any investment fund managed, advised, or sub-advised by an Affiliate of one of the SVP Parties, or any successor to the foregoing; and (iii) with respect to the Other Lenders, any of the Other Lenders, any of their respective Affiliates (it being understood that a Person shall not be deemed to be an Affiliate of any Other Lender merely by virtue of also being a holder of shares of the Company), any investment fund managed, advised, or sub-advised by any of Abrams Capital Management, L.P., Fidelity Management & Research Company, Highbridge Capital Management, LLC and Whitebox Advisors LLC or any successor to the foregoing; provided, that, in the case of the immediately foregoing clauses (i), (ii) and (iii), in no event shall any portfolio company in which

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any such Person or any of its Affiliates has made a debt or equity investment be deemed a “Permitted Transferee”.

“Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity of any kind, whether domestic or foreign.

“Recipient” has the meaning ascribed to such term in Section 2.2.

“Representative” means, with respect to any Person, the investors, financing sources, partners, employees, officers, directors, managers, consultants and representatives of such Person.

“Specified Courts” has the meaning ascribed to such term in Section 4.9.

“Subsidiary” means each Person in which another Person (a) owns or controls, directly or indirectly, capital stock or other equity securities representing more than 50% of the outstanding voting power or (b) is a general partner, manager, managing member or other controlling Person.

“SVP Parties” means, collectively, the following Holders together with their respective Permitted Transferees and Permitted Assignees: Kings Forest S.a.r.l.; Yellow Sapphire S.a.r.l.; Queens Gate S.a.r.l.; and Rathgar S.a.r.l.

“Triggering Party” has the meaning ascribed to such term in Section 3.1(a).

“Whitebox Parties” means, collectively, the following Holders together with their respective Permitted Transferees and Permitted Assignees: Whitebox Asymmetric Partners, L.P.; Whitebox Caja Blanca Fund, LP; Whitebox Relative Value Partners, L.P.; Whitebox Credit Partners, L.P.; Whitebox GT Fund, LP; Whitebox Multi-Strategy Partners, L.P.; and Pandora Select Partners, L.P.

Section 1.2    Interpretation. Interpretation of this Agreement shall be governed by the following rules of construction: (a) references to the terms Article, Section, paragraph, Annex, and Exhibit are references to the Articles, Sections, paragraphs, Annexes and Exhibits to this Agreement unless otherwise expressly specified; (b) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including Exhibits hereto; (c) references to “$” or “Dollars” shall mean United States dollars; (d) the words “include,” “includes,” “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise expressly specified; (e) the word “or” shall not be exclusive; (f) references to “written” or “in writing” include in electronic form; (g) provisions shall apply, when appropriate, to successive events and transactions; (h) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (i) a reference to any of the parties hereto, the Company or any other Person includes such Person’s permitted successors and assigns; (j) references to “days” mean calendar days unless Business Days are expressly specified; (k) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (l) the terms “party,” “party hereto,” “parties” and “party hereto” shall mean a party to this Agreement

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and the parties to this Agreement, as applicable, unless otherwise expressly specified; (m) with respect to the determination of any period of time, “from” means “from and including”; (n) any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day; (o) the gender of all words used herein shall include the masculine, feminine and neuter; (p) the number of all words shall include the singular and plural; (q) unless otherwise expressly specified, any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time may be amended, supplemented, restated or modified, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes; and (r) each of the Company, Avenue Parties and the SVP Parties has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement.

ARTICLE II

GOVERNANCE AGREEMENTS PRIOR TO NOMINATION TERMINATION TIME

Section 2.1    Nomination Rights. The Company hereby agrees that:

(a)      Nomination Rights of the Avenue Parties. The Avenue Parties shall have the right to nominate one (1) Class B Director.

(b)      Nomination Rights of the SVP Parties. The SVP Parties shall have the right to nominate one (1) Class B Director.

(c)      Nomination Rights of the Other Lenders. The Other Lenders shall have the right to nominate one (1) Class B Director, which nominee shall be determined by the plurality of the voting power of the respective shares of the Company held, beneficially or of record, by the Other Lenders. The Company shall administer the identification of the Other Lenders’ Class B Director nominee by requesting in writing from the Designee of each of the Abrams Parties, Fidelity Parties, Highbridge Parties and Whitebox Parties a written representation as to (i) the number of shares of the Company then held, beneficially or of record, by each of such Designee’s Designating Parties and (ii) the person such Designating Party desires to identify as the Class B Director to be nominated pursuant to this Section 2.1(c). If any Designee does not respond to the Company by the deadline set forth in such request, which deadline shall not be less than ten (10) Business Days after the date such request is deemed given pursuant to Section 4.3, the Company shall be entitled to deem the applicable Designating Party as having abstained from the identification of the Class B Director pursuant to this Section 2.1(c).

(d)      Death; Retirement; Resignation; Removal; Vacancies. If a vacancy on the Board is caused by the death, retirement, resignation or removal of any Class B Director nominated by the Avenue Parties, SVP Parties or Other Lenders pursuant to this Section 2.1, then the Avenue Parties, SVP Parties or Other Lenders, as the case may be, shall, to the fullest extent permitted by applicable Law, have the exclusive right to nominate a Class B Director to

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fill such vacancy for the remainder of the deceased, retired, resigned or removed, as applicable, Class B Director’s term, and the Company shall take all action to cause such Class B Director to be appointed to the Board. In the case of a vacancy with respect to the Class B Director entitled to be nominated by the Other Lenders, the Company shall administer the identification of the Other Lenders’ Class B Director nominee in the same manner as set forth in Section 2.1(c).

(e)      Additional Nomination Procedures. In connection with any meeting of shareholders of the Company at which Directors are to be elected, the Company shall treat any person previously nominated in accordance with Section 2.1(a)-(d), as applicable, and who is then in office as a Director as the Class B Director nominee of the Persons entitled to nominate such Class B Director unless and until the Company receives contrary notice from such Persons or their Designee; provided, that the Company shall be required to administer the identification of the Other Lenders’ Class B Director nominee in the manner set forth in Section 2.1(c) (i) at least 30 days prior to each annual meeting of shareholders of the Company and (ii) upon request by any Designee of any of the Other Lenders. The Company may require any person nominated as a Class B Director to provide the Company (i) a completed and executed copy of the Company’s standard director questionnaire applicable to all other Directors and (ii) such other information as the Company is required to disclose with respect to such nominee pursuant to applicable Law or the rules of any securities exchange on which the Company’s shares are listed. If the Company identifies any reason under applicable Law why a person nominated as a Class B Director pursuant to Section 2.1(a)-(d) cannot be seated as a Director, then (i) the Company shall promptly notify the Persons entitled to nominate such nominee of that fact and (ii) the Company and such Persons shall cooperate in good faith either to eliminate the impediment under applicable Law to such person’s being seated as a Director or to identify another person as such Persons’ Class B Director nominee in accordance with this Section 2.1.

Section 2.2    Right to Share Company Confidential Information. Subject to the following sentence, the Company agrees and acknowledges that: (a) the Class B Director nominated by the Avenue Parties may share Company Confidential Information with any Avenue Party, but only upon such Avenue Party’s request; (b) the Class B Director nominated by the SVP Parties may share Company Confidential Information with any SVP Party, but only upon such SVP Party’s request; and (c) the Class B Director nominated by the Other Lenders may share Company Confidential Information with any of the Other Lenders, but only upon such Other Lender’s request (any Person that receives Company Confidential Information pursuant to this sentence, a “Recipient”). Notwithstanding the preceding sentence, prior to receiving any Company Confidential Information, a Recipient (or one or more of its Affiliates) shall enter into a customary non-disclosure agreement with the Company, pursuant to which the Recipient agrees not to disclose or use for any purpose (other than in relation to its or one or more of its Affiliates’ investment in the Company) any such Company Confidential Information without the prior written consent of the Board, except that Company Confidential Information may be disclosed (i) if required by applicable law, regulation, legal process or pursuant to any request by any legal, regulatory, self-regulatory or government body (provided, that, other than in connection with a routine examination, audit or inspection by any regulatory, supervisory or similar body or authority having or claiming jurisdiction over the Recipient or one or more of its Affiliates, prior to making such disclosure or, if not practicable in advance, as promptly as practicable thereafter, and to the extent legally permissible, the Recipient shall notify the Company in writing so that the Company may seek a protective order or other appropriate

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remedy) and (ii) to such Recipient’s authorized accountants, attorneys, auditors, Representatives and other professionals and advisors (collectively, “Advisors”) on a “need to know basis” (provided, that such Advisors agree to keep such Company Confidential Information confidential and to limit their use thereof to the Recipient’s or one or more of its Affiliates’ investment in the Company).

Section 2.3    Acquisition Proposal Matters. The Company hereby agrees to take all necessary action to cause the Board to adopt a resolution delegating to the Class B Directors the full power and authority to take, upon the approval of a Class B Majority, any and all actions constituting Acquisition Proposal Matters (the “Delegation Resolutions”). For so long as the Avenue Parties, SVP Parties or Other Lenders have the right to nominate Class B Directors pursuant to Section 2.1, the Company shall not permit the Delegation Resolutions to be revoked, rescinded, amended or otherwise modified, in each case, without the prior approval of a Class B Majority.

Section 2.4    Assurances.

(a)      Each of the Avenue Parties and the SVP Parties agrees with one another (and for avoidance of doubt, not with any of the Other Lenders) that it shall (and shall cause its respective Affiliates (disregarding the Affiliate Exclusion) to) cooperate in facilitating any action or right described in or required by this Agreement. Without limiting the generality of the foregoing, each of the Avenue Parties and the SVP Parties further agrees with one another (and for avoidance of doubt, not with any of the Other Lenders) that it shall:

(i)      cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all shares of the Company that it or its Affiliates (disregarding the Affiliate Exclusion) (x) beneficially own and have the power to vote or cause the voting of or (y) over which it holds proxies or powers of attorney, as the case may be, and take all other actions necessary to: (1) give effect to the provisions of this Agreement (including voting all of their respective shares in favor of each Avenue Parties’ and SVP Parties’ respective Class B Director nominee (except to the extent the Avenue Parties or SVP Parties, as applicable, may otherwise consent in writing solely with respect to their respective Class B Director nominees) and otherwise give effect to the rights of the Avenue Parties and the SVP Parties set forth in this Article II) and (2) ensure that the Articles facilitate and do not at any time contravene, conflict with, or result in any violation or breach of, or otherwise frustrate any provision of this Agreement;

(ii)      cause to be counted as present for purposes of establishing a quorum and to vote (or cause to be voted) all shares of the Company that it or its Affiliates (disregarding the Affiliate Exclusion) (x) beneficially own and have the power to vote or cause the voting of or (y) over which it holds proxies or powers of attorney, as the case may be, and take all actions to oppose: (1) any action or proposal that is reasonably likely to impair, delay, frustrate or otherwise serve to interfere with any provision of this Agreement (including removing or supporting the removal of any Class B Director nominee of the Avenue Parties, in the case of the SVP Parties, or any Class B Director nominee of the SVP Parties, in the case of the Avenue Parties, or otherwise impairing, delaying, frustrating or otherwise interfering with the rights of the Avenue Parties or the SVP Parties set forth in this Article II), (2) any amendment,

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modification or supplement of article 7.1, 7.2(iii)-(iv), 7.4 or 12.5 of the Articles, in each case of this clause (2) unless recommended by a Class B Majority, and (3) any other amendment, modification or supplement of the Articles that would otherwise act as an amendment, modification or supplement of article 7.1, 7.2(iii)-(iv), 7.4 or 12.5 of the Articles unless recommended by a Class B Majority; and

(iii)      not (1) solicit proxies or become a participant in a solicitation, (2) assist any Person in taking or planning any action, or (3) cooperate in any way with, assist or participate in, knowingly encourage or otherwise facilitate or encourage any effort or attempt, in each case, that is reasonably likely to impair, delay, frustrate or otherwise serve to interfere with any provision of this Agreement (including the rights of the Avenue Parties or the SVP Parties set forth in this Article II).

(b)      The Company agrees that it shall (and shall cause its controlled Affiliates to) cooperate in facilitating any action or right described in or required by this Agreement. Without limiting the generality of the foregoing, the Company further agrees that it shall:

(i)      take all actions necessary to: (1) give effect to the provisions of this Agreement (including (x) nominating each Class B Director nominee of the Avenue Parties, the SVP Parties and the Other Lenders as part of the slate that is included in any proxy statement (or similar document) of the Company in respect of any General Meeting at which Class B Directors are to be elected, (y) providing the highest level of support for the election of such Class B Director nominees as it provides to any other individual standing for election as a Director as part of the Company’s slate of directors, if any) and otherwise give effect to the rights of the Avenue Parties, the SVP Parties and the Other Lenders set forth in this Article II) and (2) ensure that the Articles and the Delegation Resolutions facilitate and do not at any time contravene, conflict with, or result in any violation or breach of, or otherwise frustrate any provision of this Agreement;

(ii)      take all actions to oppose: (1) any action or proposal that is reasonably likely to impair, delay, frustrate or otherwise serve to interfere with any provision of this Agreement (including (x) removing or supporting the removal of any Class B Director nominee of the Avenue Parties (except at the direction of the Avenue Parties), in the case of the Avenue Parties, removing or supporting the removal of any Class B Director nominee of the SVP Parties (except at the direction of the SVP Parties), in the case of the SVP Parties, or removing or supporting the removal of any Class B Director nominee of the Other Lenders (except at the direction of the Other Lenders), in the case of the Other Lenders or (y) nominating a number of Class B Director nominees for any election of Class B Directors that exceeds the number of Class B Directors to be elected at any General Meeting) or otherwise impairing, delaying, frustrating or otherwise interfering with the rights of the Avenue Parties, the SVP Parties or the Other Lenders set forth in this Article II), and (2) any amendment, modification or supplement of the Articles or the Delegation Resolutions that would contravene, conflict with, result in any violation or breach of any provision or otherwise frustrate any provision of this Agreement; and

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(iii)      not (1) solicit proxies or participate in a solicitation, (2) assist any Person in taking or planning any action, or (3) cooperate in any way with, assist or participate in, knowingly encourage or otherwise facilitate or encourage any effort or attempt, in each case, that is reasonably likely to impair, delay, frustrate or otherwise serve to interfere with any provision of this Agreement (including the rights of the Avenue Parties, the SVP Parties or the Other Lenders set forth in this Article II).

ARTICLE III

ADDITIONAL GOVERNANCE AGREEMENTS

Section 3.1    Effect of Nomination Termination Time.

(a)      Notwithstanding anything in this Agreement to the contrary, upon the first such time (the “Nomination Termination Time”) that it becomes known to the Company that any of (i) the Avenue Parties (collectively and in the aggregate with each other), (ii) the SVP Parties (collectively and in the aggregate with each other) or (iii) the Other Lenders (collectively and in the aggregate with each other) hold, beneficially or of record, and have the power to vote or direct the voting of, 10% or less (the “Ownership Threshold”) of the then issued and outstanding shares of the Company, the provisions of Article II (other than any terms defined therein) shall automatically terminate and none of the Avenue Parties, the SVP Parties, the Other Lenders or the Company shall have or owe any of the rights or obligations set forth therein. Whichever of the Avenue Parties, SVP Parties or Other Lenders, as applicable, whose collective holdings of shares of the Company first becomes known to the Company to cease to exceed the Ownership Threshold is referred to herein as the “Triggering Party.”

(b)      During the period beginning at the Nomination Termination Time and ending at the convening of the first General Meeting after the Nomination Termination Time, if the Board requests in writing the resignation of the former Class B Director who was nominated pursuant to Section 2.1 by the Triggering Party, then each of the Avenue Parties, SVP Parties and Other Lenders hereby agrees that it shall take all necessary actions (including in the case of the Avenue Parties and the SVP Parties (but not in the case of the Other Lenders) causing to be voted all shares of the Company that it or its Affiliates (disregarding the Affiliate Exclusion) beneficially own and have the power to vote or cause the voting of or over which it holds proxies or powers of attorney, as the case may be) to cause such Director to resign or otherwise be removed from office as a Director; provided, that any such resignation or removal shall be without prejudice to, and shall not constitute any waiver of, any right to limitation of liability, indemnification or advancement of expenses under the Articles or any insurance policy of or other agreement with the Company that such Director may have as a result of his or her service as a Director prior to the effective time of such resignation or removal. For avoidance of doubt, no provision in this Agreement shall in any way limit or restrict the right of any Director to resign voluntarily at any time and for any reason.

Section 3.2    Board Observer Rights. From the date hereof until the first such time that it becomes known to the Company that an Observer Shareholder together with its Permitted Transferees collectively cease to hold, beneficially or of record, and have the power to vote or direct the voting of, at least such Observer Shareholder’s Original Percentage Threshold, the

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Company agrees that such Observer Shareholder shall have the right to designate one (1) Board observer (an “Observer”). Whenever an Observer Shareholder shall have the right to designate an Observer pursuant to the preceding sentence, the Company shall (a) provide such Observer, as, if and when distributed to the non-management Directors, (i) copies of all documents distributed to the Board, including notice of all meetings of the Board, all written consents executed by the Board and all materials prepared for consideration at any meeting of the Board and (ii) copies of the minutes related to each meeting of the Board; and (b) invite such Observer to attend and reasonably participate, but not vote, at all meetings of the Board (whether such meetings are held in person, telephonically or otherwise); provided, however, that the Company reserves the right to exclude any Observer from any meeting or portion thereof, and to withhold any such materials, if such exclusion or withholding is necessary or advisable to preserve attorney-client, work product or similar privilege or to comply with the terms and conditions of confidentiality agreements with third parties or applicable Law; provided, further, that, as a condition to the Company’s obligations under this sentence, such Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all Company Confidential Information. Subject to the following sentence, the Company agrees and acknowledges that any Observer may share Company Confidential Information with the Observer Shareholder that designated such Observer, but only upon such Observer Shareholder’s request. Notwithstanding the preceding sentence, prior to receiving any Company Confidential Information, an Observer Shareholder shall enter into a customary non-disclosure agreement with the Company, pursuant to which such Observer Shareholder agrees not to disclose or use for any purpose (other than in relation to its or one or more of its Affiliates’ investment in the Company) any such Company Confidential Information without the prior written consent of the Board, except that Company Confidential Information may be disclosed (i) if required by applicable law, regulation, legal process or pursuant to any request by any legal, regulatory, self-regulatory or government body (provided, that, other than in connection with a routine examination, audit or inspection by any regulatory, supervisory or similar body or authority having or claiming jurisdiction over the Observer Shareholder or one or more of its Affiliates, prior to making such disclosure or, if not practicable in advance, as promptly as practicable thereafter, and to the extent legally permissible, such Observer Shareholder shall notify the Company in writing so that the Company may seek a protective order or other appropriate remedy) and (ii) to such Observer Shareholder’s Advisors on a “need to know basis” (provided, that such Advisors agree to keep such Company Confidential Information confidential and to limit their use thereof to such Observer Shareholder’s or one or more of its Affiliates’ investment in the Company).

Section 3.3    Additional Share Capital Authorization. If the Articles in effect as of the date of this Agreement do not authorize the Board to increase the then current share capital once or more up to one million United States dollars (USD $1,000,000) (such amount including the current share capital of the Company of eighty hundred twenty-five thousand United States dollars (USD $825,000)) by the issue of new shares having the same rights as the existing shares, or without any such issue (the “Additional Share Capital Authorization”), then each of the Company, the Avenue Parties and the SVP Parties hereby agrees with one another (and for avoidance of doubt, not with any of the Other Lenders) that it shall take all necessary actions (including, other than in the case of the Company, causing to be voted all shares of the Company that it or its Affiliates (disregarding the Affiliate Exclusion) beneficially own and have the power to vote or cause the voting of or over which it holds proxies or powers of attorney, as the case may be) to cause the Articles to be amended as promptly as practicable following a request

11

therefor by any of the Company, the Avenue Parties or the SVP Parties to provide for such Additional Share Capital Authorization.

Section 3.4    Corporate Opportunity. In recognition and anticipation that (i) certain Representatives of the Avenue Parties or of their respective Affiliates may serve as directors, officers or agents of the Company and/or its Subsidiaries, (ii) certain Representatives of the SVP Parties or of their respective Affiliates may serve as directors, officers or agents of the Company and/or its Subsidiaries, (iii) certain Representatives of the Other Lenders or of their respective Affiliates may serve as directors, officers or agents of the Company and/or its Subsidiaries, and (iv) each of the Avenue Parties, SVP Parties, Other Lenders and their respective Affiliates (collectively, the “Identified Persons”) may now engage and may continue to engage (a) in the same or similar activities or related lines of business as those in which the Company and its Subsidiaries may engage and/or (b) in other business activities that overlap with or compete with those in which the Company and/or its Subsidiaries may engage, the provisions of this Section 3.4 are set forth to regulate and define the conduct of certain affairs of the Company and its Subsidiaries, and the Company (on its behalf and on behalf of each of its Subsidiaries) hereby agrees to each such provision, with respect to certain classes or categories of business opportunities, as such opportunities may involve any Identified Person, on the one hand, and the powers, rights, duties and liabilities of the Company and its Subsidiaries and its and their respective shareholders, directors, officers, and agents in connection therewith, on the other hand.

To the fullest extent permitted by applicable Law, each Identified Person (i) shall have the right to, and shall have no duty not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including business ventures engaged in the same or similar business activities or lines of business as the Company or any of its Subsidiaries or that are deemed to be competing with the Company or any of its Subsidiaries, on its own account, or in partnership with, or as a direct or indirect equity holder, controlling person, shareholder, director, officer, employee, agent, affiliate, member, financing source, investor, direct or indirect manager, general or limited partner or assignee of any other Person, with no obligation to offer to the Company or its Subsidiaries the right to participate therein, and (ii) shall have the right to invest in, or provide services to, any Person that is engaged in the same or similar business activities as the Company or its Subsidiaries or that directly or indirectly competes with the Company or any of its Subsidiaries.

In the event that any Identified Person (i) acquires knowledge of a potential transaction or matter which may be an investment, corporate or business opportunity or prospective economic or competitive advantage in which the Company or its Subsidiaries, or their respective direct or indirect equity holders, could have an interest or expectancy (a “Competitive Opportunity”) or (ii) otherwise is then exploiting any Competitive Opportunity, then to the fullest extent permitted under applicable Law, the Company or its Subsidiaries, and their respective direct and indirect equity holders, will have no interest in such Competitive Opportunity and no expectation that such Competitive Opportunity will be offered to them, and, to the fullest extent permitted by applicable Law, the Company (on behalf of itself and such Subsidiaries and equity holders) hereby disclaims, renounces and waives any such interest or expectation. Any Identified Person shall (i) have no duty to communicate or present such Competitive Opportunity to the Company or its Subsidiaries or its direct or indirect equity

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holders, (ii) have the right to either hold any such Competitive Opportunity for such Identified Person’s own account and benefit or the account of the former, current or future direct or indirect equity holders, controlling persons, shareholders, directors, officers, employees, agents, affiliates, members, financing sources, investors, direct or indirect managers, general or limited partners or assignees of any Identified Person or to direct, recommend, assign or otherwise transfer such Competitive Opportunity to persons or entities other than the Company or its Subsidiaries or direct or indirect equity holders and (iii) notwithstanding any provision in this Agreement to the contrary, not be obligated or liable to the Company, any shareholder, director or officer of the Company or any other Person by reason of the fact that such Identified Person, directly or indirectly, took any of the actions noted in the immediately preceding clause (ii), pursued or acquired such Competitive Opportunity for itself or any other Person or failed to communicate or present such Competitive Opportunity to the Company or its Subsidiaries or direct or indirect equity holders.

Section 3.5    Designated Representatives; Information Regarding Holdings.

(a)      All rights under this Agreement held by (i) the Avenue Parties shall be exercised solely by (x) in the case of rights held by the Avenue Europe Funds, Avenue Europe International Management, L.P. (or another entity designated by Avenue Europe International Management, L.P.) on behalf of such Avenue Parties and (y) in the case of rights held by the Avenue US Funds, Avenue Capital Management II, L.P. (or another entity designated by Avenue Capital Management II, L.P.) on behalf of such Avenue Parties (provided, however, that, for purposes of Sections 2.1(a), (d) and (e), the identification of the Avenue Parties’ Class B Director nominee shall require the joint action of Avenue Capital Management II, L.P. and Avenue Europe International Management, L.P. (or such other entities designated in accordance with the foregoing clauses (x) or (y), as applicable)), (ii) the SVP Parties shall be exercised solely by Yellow Sapphire S.a.r.l. (or another entity designated by Yellow Sapphire S.a.r.l.) on behalf of each of the SVP Parties, (iii) the Abrams Parties shall be exercised solely by Abrams Capital Management, L.P. (or another entity designated by Abrams Capital Management, L.P.) on behalf of each of the Abrams Parties, (iv) the Fidelity Parties shall be exercised solely by Fidelity Management & Research Company (or another entity designated by Fidelity Management & Research Company) on behalf of each of the Fidelity Parties, (v) the Highbridge Parties shall be exercised solely by Highbridge Capital Management, LLC (or another entity designated by Highbridge Capital Management, LLC) on behalf of each of the Highbridge Parties, and (vi) the Whitebox Parties shall be exercised solely by Whitebox Advisors LLC (or another entity designated by Whitebox Advisors LLC) on behalf of each of the Whitebox Parties. Each Person that holds the rights referred to in the foregoing clauses (i)-(vi) is referred to in this Agreement as a “Designating Party” and the Person designated by each Designating Party to exercise such rights is referred to in this Agreement as the “Designee.”

(b)      The Company may from time to time (but no more frequently than once per calendar quarter) request from any Designee a written representation of the number of shares of the Company then collectively held, beneficially or of record, by such Designee’s Designating Parties. Whenever the Company makes such a request, each Designating Party shall use commercially reasonable efforts to cause its Designee to give such written representation within fifteen (15) Business Days after the date such request is deemed given pursuant to Section 4.3.

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(c)      In connection with the taking of a vote of the Class B Directors to approve the execution of an Acquisition Contract (as defined in the Articles) prior to the Nomination Termination Time, the Company may request that each Class B Director confirm in writing (based solely on information provided to such Class B Director by the relevant Designating Parties or their respective Designees) that the Avenue Parties, SVP Parties or Other Lenders, as applicable, that nominated such Director has not become a Triggering Party. Whenever the Company makes such a request, each of the Avenue Parties, SVP Parties and Other Lenders shall use commercially reasonable efforts to cause its Class B Director nominee to give such written confirmation within five (5) Business Days after the date such request is deemed given pursuant to Section 4.3.

(d)      In the event that the Company is unable to confirm (other than de minimis inaccuracies) the aggregate holdings of shares of the Company set forth in any Designee’s written representation or Class B Director’s written confirmation given pursuant to Section 3.5(b) or (c) by reference to the share register of the Company, Exchange Act filings and NOBO lists, then the Company may make a supplemental request that the relevant Designee of any Designating Parties whose holdings the Company has been unable to confirm provide evidence of such holdings in such form as would satisfy Rule 14a-8(b) under the Exchange Act.

(e)      For purposes of determining whether the respective holdings of shares of the Company of the Avenue Parties, SVP Parties and Other Lenders exceeds the Ownership Threshold, or of any Observer Shareholder (together with its Permitted Transferees) exceeds such Observer Shareholder’s Original Percentage Threshold, the Company shall be entitled to rely conclusively on (w) a written representation from such Person or its Designee or a written confirmation from a Class B Director, (x) the existence (and content of) and absence of filings of Schedules 13D or 13G under the Exchange Act (or any similar schedule) as of any date, (y) its actual knowledge of the ownership of the outstanding shares of the Company and (z) with respect to beneficial ownership of shares of the Company, any reports or determinations by third parties reasonably believed to be within such third parties’ professional competence, including any NOBO lists or reports of professional beneficial owner verification and identification service providers.

ARTICLE IV

MISCELLANEOUS

Section 4.1    Termination. Subject to Section 3.1, unless earlier terminated by the mutual agreement of the Company, the Avenue Parties, the SVP Parties and the Other Lenders, this Agreement shall terminate with respect to any Holder upon the date on which such Holder ceases to hold, beneficially or of record, any shares of the Company. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

Section 4.2    Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be

14

entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 4.3    Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via facsimile, with confirmation of transmission, to the number set out below or on Schedule I, as applicable, (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (d) when transmitted via email (including via attached pdf document), with confirmation of receipt, to the email address set out below or on Schedule I, as applicable or (e) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties as applicable, at the address set out below or on Schedule I (or such other address as such Holder may specify by notice to the Company in accordance with this Section 4.3) and the Company at the following addresses:

To the Company:

Pacific Drilling S.A.

11700 Katy Freeway, Suite 175

Houston, Texas 77079

Attention: Lisa Buchanan, General Counsel

Facsimile: (832) 201-9883

Email: l.buchanan@pacificdrilling.com

with a copy (which shall not constitute notice) to:

Jones Walker LLP

8555 United Plaza Blvd.

Baton Rouge, LA 70809

Attention: Dionne Rousseau

Facsimile: (225) 248-3026

Email: drousseau@joneswalker.com

Section 4.4    Recapitalization. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of the Company and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or

15

otherwise) to assume this Agreement or enter into a new governance agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

Section 4.5    Amendment. The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Company, the Avenue Parties, the SVP Parties and the Other Lenders; provided, that if any such amendment, modification or waiver shall adversely affect the rights of any Holder, the consent of all such affected Holders shall be required.

Section 4.6    Successors and Assigns. The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of the Company; provided, however, that notwithstanding the foregoing, the rights and obligations set forth herein may be assigned, in whole or in part, by any Holder to any of its Affiliates and such assignee shall, with the consent of the assigning Holder, be treated as a “Holder” for all purposes of this Agreement (each Person to whom the rights and obligations are assigned in compliance with this Section 4.6 is a “Permitted Assignee” and all such Persons, collectively, are “Permitted Assignees”); provided, further, that such assignee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Holders determine are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the assigning Holder.

Section 4.7    Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

Section 4.8    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto any right, remedy or claim under or by virtue of this Agreement.

Section 4.9    Governing Law; Jurisdiction; Agent For Service. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY (I) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK (COLLECTIVELY, THE “SPECIFIED COURTS”), (II) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING IN THE SPECIFIED COURTS AND IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN

16

BROUGHT IN AN INCONVENIENT FORUM AND (III) SUBMITS TO THE EXCLUSIVE JURISDICTION (EXCEPT FOR PROCEEDINGS INSTITUTED IN REGARD TO THE ENFORCEMENT OF A JUDGMENT OF ANY SUCH COURT, AS TO WHICH SUCH JURISDICTION IS NON-EXCLUSIVE) OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS AT THE ADDRESS SPECIFIED IN SECTION 4.3 OR SCHEDULE I, AS APPLICABLE, HEREOF, IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF NEW YORK, IN ANY SUCH ACTION ARISING OUT OF OR BASED ON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHICH MAY BE INSTITUTED IN ANY SPECIFIED COURT AND HEREBY WAIVES ANY REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO. SERVICE OF PROCESS UPON THE COMPANY AT THE ADDRESS SPECIFIED IN SECTION 4.3 HEREOF SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY.

Section 4.10    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 4.10.

Section 4.11    Immunity Waiver. The Company hereby irrevocably waives, to the fullest extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement.

Section 4.12    Entire Agreement. This Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof. Any prior agreements or understandings among the parties hereto regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

Section 4.13    Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.14    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other

17

means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PACIFIC DRILLING S.A.

By:	/s/ Paul T. Reese
Name: Paul T. Reese
Title: Chief Executive Officer

[Signature Page to Governance Agreement]

ABRAMS CAPITAL PARTNERS I, L.P.
By: Abrams Capital Management, L.P., its investment manager
By: Abrams Capital Management, LLC, its general partner

By:	/s/ David Abrams
Name: David Abrams
Title: Managing Member

ABRAMS CAPITAL PARTNERS II, L.P.
By: Abrams Capital Management, L.P., its investment manager
By: Abrams Capital Management, LLC, its general partner

By:	/s/ David Abrams
Name: David Abrams
Title: Managing Member

WHITECREST PARTNERS, LP
By: Abrams Capital Management, L.P., its investment manager
By: Abrams Capital Management, LLC, its general partner

By:	/s/ David Abrams
Name: David Abrams
Title: Managing Member

GREAT HOLLOW INTERNATIONAL, L.P.
By: Abrams Capital Management, L.P., its investment manager
By: Abrams Capital Management, LLC, its general partner

By:	/s/ David Abrams
Name: David Abrams
Title: Managing Member

[Signature Page to Governance Agreement]

AVENUE ENERGY OPPORTUNITIES FUND II, L.P.
By: Avenue Energy Opportunities Partners II, LLC, its General Partner
By: GL Energy Opportunities Partners II, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title:

AVENUE PPF OPPORTUNITIES FUND, L.P.
By: Avenue PPF Opportunities Fund GenPar, LLC, its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title:

AVENUE ENERGY OPPORTUNITIES FUND, L.P.
By: Avenue Energy Opportunities Partners, LLC, its General Partner
By: GL Energy Opportunities Partners, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title:

AVENUE SPECIAL OPPORTUNITIES FUND II, L.P.
By: Avenue SO Capital Partners II, LLC, its General Partner
By: GL SO Partners II, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title:

[Signature Page to Governance Agreement]

AVENUE STRATEGIC OPPORTUNITIES FUND, L.P.
By: Avenue Strategic Opportunities Fund GenPar, LLC, its General Partner
By: GL Strategic Opportunities Partners, LLC, its sole member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title:

AVENUE-ASRS EUROPE OPPORTUNITIES FUND, L.P.
By: Avenue ASRS Europe Opportunities Fund GenPar, LLC, its General Partner
By: GL ASRS Europe Partners, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title:

AVENUE EUROPE SPECIAL SITUATIONS FUND III (U.S.), L.P.
By: Avenue Europe Capital Partners III, LLC, its General Partner
By: GL Europe Partners III, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title:

AVENUE EUROPE SPECIAL SITUATIONS FUND III (EURO), L.P.
By: Avenue Europe Capital Partners III, LLC, its General Partner
By: GL Europe Partners III, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title:

[Signature Page to Governance Agreement]

AVENUE EUROPE OPPORTUNITIES MASTER FUND, L.P.
By: Avenue Europe Opportunities Fund GenPar, LLC, its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title:

[Signature Page to Governance Agreement]

MASTER TRUST BANK OF JAPAN LTD. RE: FIDELITY US HIGH YIELD
By: Fidelity Management & Research Company, as Investment Manager

By:	/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

FIDELITY FUNDS SICAV / FIDELITY FUNDS – US HIGH YIELD
By: Fidelity Management & Research Company, as Sub-Advisor

By:	/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR HIGH INCOME ADVANTAGE FUND

By:	/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY NEW MILLENNIUM FUND

By:	/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

[Signature Page to Governance Agreement]

FIDELITY PURITAN TRUST: FIDELITY PURITAN FUND

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

FIDELITY AMERICAN HIGH YIELD FUND
By: Fidelity Investment Canada ULC, as Trustee

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

FIDELITY U.S. ALL CAP FUND

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

FIDELITY CANADIAN BALANCED FUND
By: Fidelity Investment Canada ULC, as Trustee

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

[Signature Page to Governance Agreement]

JAPAN TRUSTEE SERVICES BANK, LTD. RE: FIDELITY STRATEGIC INCOME FUND (MOTHER)
By: Fidelity Management & Research Company, as Investment Manager

By:	/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

FIDELITY U.S. MULTI-CAP INVESTMENT TRUST

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

FIDELITY SUMMER STREET TRUST: FIDELITY GLOBAL HIGHINCOME FUND

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

FIDELITY CONTRAFUND: FIDELITY ADVISORS NEW INSIGHTS FUND

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

[Signature Page to Governance Agreement]

FIDELITY CONCORD STREET TRUST: FIDELITY MID-CAP STOCK FUND

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

FIDELITY MID-CAP STOCK COMMINGLED POOL

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

[Signature Page to Governance Agreement]

1992 MSF INTERNATIONAL LTD
By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

1992 TACTICAL CREDIT MASTER FUND, L.P.
By: Highbridge Capital Management, LLC, as Trading Member

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

[Signature Page to Governance Agreement]

KINGS FOREST S.A.R.L.

By:	/s/ James Dougherty
Name: James Dougherty
Title: Authorized Signatory

By:	/s/ Julien Goffin
Name: Julien Goffin
Title: Authorized Signatory

YELLOW SAPPHIRE S.A.R.L.

By:	/s/ James Dougherty
Name: James Dougherty
Title: Authorized Signatory

By:	/s/ Julien Goffin
Name: Julien Goffin
Title: Authorized Signatory

QUEENS GATE S.A.R.L.

By:	/s/ James Dougherty
Name: James Dougherty
Title: Authorized Signatory

By:	/s/ Julien Goffin
Name: Julien Goffin
Title: Authorized Signatory

[Signature Page to Governance Agreement]

RATHGAR S.A.R.L.

By:	/s/ James Dougherty
Name: James Dougherty
Title: Authorized Signatory

By:	/s/ Julien Goffin
Name: Julien Goffin
Title: Authorized Signatory

[Signature Page to Governance Agreement]

WHITEBOX ASYMMETRIC PARTNERS, L.P.
By: Whitebox Advisors LLC, its Investment Manager

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Executive Officer and General Counsel

WHITEBOX CAJA BLANCA FUND, LP
By: Whitebox Caja Blanca GP LLC, its General Partner
By: Whitebox Advisors LLC, its Investment Manager

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Executive Officer and General Counsel

WHITEBOX RELATIVE VALUE PARTNERS, L.P.
By: Whitebox Advisors, its Investment Manager

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Executive Officer and General Counsel

WHITEBOX CREDIT PARTNERS, L.P.
By: Whitebox Advisors LLC, its Investment Manager

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Executive Officer and General Counsel

[Signature Page to Governance Agreement]

WHITEBOX GT FUND, LP
By: Whitebox Advisors LLC, its Investment Manager

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Executive Officer and General Counsel

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.
By: Whitebox Advisors LLC, its Investment Manager

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Executive Officer and General Counsel

PANDORA SELECT PARTNERS, L.P.
By: Whitebox Advisors LLC, its Investment Manager

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Executive Officer and General Counsel

[Signature Page to Governance Agreement]

Schedule I

Holders

1.	ABRAMS PARTIES:

Abrams Capital Partners I, L.P.

Abrams Capital Partners II, L.P.

Whitecrest Partners, LP

Great Hollow International, L.P.

Contact Information:

[omitted]

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, New York, 10019

Attn: Andrew Rosenberg

Email: arosenberg@paulweiss.com

2.	AVENUE PARTIES:

Avenue Energy Opportunities Fund II, L.P.

Avenue PPF Opportunities Fund, L.P.

Avenue Energy Opportunities Fund, L.P.

Avenue Special Opportunities Fund II, L.P.

Avenue Strategic Opportunities Fund, L.P.

Avenue-ASRS Europe Opportunities Fund, L.P.

Avenue Europe Special Situations Fund III (U.S.), L.P.

Avenue Europe Special Situations Fund III (Euro), L.P.

Avenue Europe Opportunities Master Fund, L.P.

Contact Information:

[omitted]

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, New York, 10019

Attn: Andrew Rosenberg

Email: arosenberg@paulweiss.com

Schedule I-1

3.	FIDELITY PARTIES:

Master Trust Bank of Japan Ltd. Re: Fidelity US High Yield

Fidelity Funds SICAV / Fidelity Funds – US High Yield

Fidelity Advisor Series I: Fidelity Advisor High Income Advantage Fund

Fidelity Mt. Vernon Street Trust: Fidelity New Millennium Fund

Fidelity Puritan Trust: Fidelity Puritan Fund

Fidelity American High Yield Fund

Fidelity U.S. All Cap Fund

Fidelity Canadian Balanced Fund

Japan Trustee Services Bank, Ltd. Re: Fidelity Strategic Income Fund (Mother)

Fidelity US Multi-Cap Investment Trust

Fidelity Summer Street Trust: Fidelity Global High Income Fund

Fidelity Contrafund: Fidelity Advisors New Insights Fund

Fidelity Concord Street Trust: Fidelity Mid-Cap Stock Fund

Fidelity Mid-Cap Stock Commingled Pool

Contact Information:

[omitted]

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, New York, 10019

Attn: Andrew Rosenberg

Email: arosenberg@paulweiss.com

4.	HIGHBRIDGE PARTIES:

1992 MSF International Ltd.

1992 Tactical Credit Master Fund, L.P.

Contact Information:

[omitted]

Schedule I-2

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, New York, 10019

Attn: Andrew Rosenberg

Email: arosenberg@paulweiss.com

5.	SVP PARTIES:

Kings Forest S.a.r.l.

Yellow Sapphire S.a.r.l.

Queens Gate S.a.r.l.

Rathgar S.a.r.l.

Contact Information:

[omitted]

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, New York, 10019

Attn: Andrew Rosenberg

Email: arosenberg@paulweiss.com

6.	WHITEBOX PARTIES:

Whitebox Asymmetric Partners, L.P.

Whitebox Caja Blanca Fund, LP

Whitebox Relative Value Partners, L.P.

Whitebox Credit Partners, L.P.

Whitebox GT Fund, LP

Whitebox Multi-Strategy Partners, L.P.

Pandora Select Partners, L.P.

Contact Information:

[omitted]

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

Schedule I-3

New York, New York, 10019

Attn: Andrew Rosenberg

Email: arosenberg@paulweiss.com

Schedule I-4